As filed with the Securities and Exchange Commission on June 6, 2023.
Registration No. 333-272427

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 1
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SKYWARD SPECIALTY INSURANCE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6331 (Primary Standard Industrial Classification Code Number)	14-1957288 (I.R.S. Employer Identification Number)
800 Gessner Road, Suite 600
Houston, TX 77024-4284
(713) 935-4800
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew Robinson
Chief Executive Officer
Skyward Specialty Insurance Group, Inc.
800 Gessner Road, Suite 600
Houston, TX 77024-4284
(713) 935-4800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael Murphy Patrick J. O’Malley Bianca J. LaCaille DLA Piper LLP (US) 1251 Avenue of the Americas New York, NY 10020-1104 (212) 335-4500	Marc D. Jaffe Erika L. Weinberg Adam V. Johnson Latham & Watkins LLP 1271 Avenue of the Americas New York, NY 10020 (212) 906-1200

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☐
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Skyward Specialty Insurance Group, Inc. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (Registration Statement No. 333-272427) (the “Registration Statement”) to revise Part II, Item 13. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II, Item 13, and the signature page. The remainder of the Registration Statement is unchanged and therefore has not been included in this Amendment.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.
The following table sets forth all expenses to be paid by Skyward Specialty Insurance Group, Inc. (the “Registrant”), incurred or to be incurred in connection with this offering, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.
SEC registration fee	$11,495
FINRA filing fee	16,147
Printing and engraving expenses	25,000
Legal fees and expenses	125,000
Accounting fees and expenses	150,000
Transfer agent and registrar fees	25,000
Miscellaneous expenses	50,000
Total	$402,642

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SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Houston, Texas, on the 6th day of June, 2023.
Skyward Specialty Insurance Group, Inc.
By:
/s/ Andrew Robinson

Andrew Robinson
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Andrew Robinson Andrew Robinson	Chief Executive Officer and Director (Principal Executive Officer)	June 6, 2023
/s/ Mark Haushill Mark Haushill	Chief Financial Officer (Principal Financial and Accounting Officer)	June 6, 2023
* J. Cameron MacDonald	Director	June 6, 2023
* Robert Creager	Director	June 6, 2023
* Marcia Dall	Director	June 6, 2023
* James Hays	Director	June 6, 2023
* Robert Kittel	Director	June 6, 2023
* Katharine Terry	Director	June 6, 2023
*By:	/s/ Andrew Robinson Andrew Robinson Attorney-in-Fact

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